                        VERISIGN, INC. AND SUBSIDIARIES

                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
(Thawte Holdings (Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA, Inc.)

The Board of Directors and Stockholders
VeriSign, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-45237, 333-46803, 333-58583 and 333-82941) on Form S-8 and Registration
Statements (Nos. 333-74393, 333-77433 and 333-89991) on Form S-3 of VeriSign,
Inc. of our report dated January 31, 2000, relating to the combined financial position of Thawte Holdings (Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA, Inc. as of February 28, 1999 and 1998, and the combined results of their operations and their cash flows for each of the years in the two year period February 28, 1999 which report appears herein.


                                                            /s/ KPMG Inc.

Cape Town, South Africa
March 10, 2000

                                     49